EXHIBIT 99.1

Pro-Forma Results for the Six Months ended June 30, 2005

The following financial information reflects the pro-forma consolidated statement of operations of Trico Marine Services, Inc. (the “Company”) for the six months ended June 30, 2005 prepared as if the financial reorganization occurred as of January 1, 2004. The pro-forma financial information reflects the consummation of our plan of reorganization, including the conversion of the Senior Notes into new common stock and the adoption of new accounting policies, which are discussed in more detail in Note 4 to the financial statements in Item 1 reported on Form 10-Q for the quarterly period ended June 30, 2005. This pro-forma consolidated statement of operations should be read in conjunction with the consolidated financial statements, related notes and other financial information included in the Company’s Form 10-Q for the quarterly period ended June 30, 2005.

The pro-forma consolidated statement of operations adjustments are based on available information and assumptions believed to be reasonable by management. The pro-forma financial information does not purport to present the results of operations of the Company had the reorganization occurred on the date specified (in thousands).

	Successor	|	Predecessor
	Company	|	Company	Combined				Combined
	Period from	|	Period from	Actual results				Pro-forma results
	March 15, 2005	|	January 1, 2005	for the Six				for the Six
	through	|	through	months ended	Pro-forma			months ended
	June 30, 2005	|	March 14, 2005	June 30, 2005	Adjustments			June 30, 2005
		|
		|		(Unaudited)
Revenues:		|
Charter hire	$47,475	|	$29,869	$77,344	$-			$77,344
Amortization of non-cash deferred revenues	3,837	|	-	3,837	2,712	(a	)	6,549
Other vessel income	55	|	17	72	-			72
Total revenues	51,367	|	29,886	81,253	2,712			83,965
		|
Operating expenses:		|
Direct vessel operating expenses and other	26,962	|	16,217	43,179	1,277	(b	)	44,456
General and administrative	7,021	|	4,030	11,051	31	(c	)	11,082
Amortization of marine inspection costs	-	|	2,055	2,055	(2,055)	(b	)	-
Depreciation and amortization expense	7,497	|	6,703	14,200	(1,462)	(d	)	12,738
Impairment of long-lived assets	-	|	-	-	-			-
Loss on assets held for sale	-	|	-	-	-			-
Loss on sales of assets	(278	) |	2	(276)	-			(276)
Total operating expenses	41,202	|	29,007	70,209	(2,209)			68,000
		|
Operating income	10,165	|	879	11,044	4,921			15,965
		|
Reorganization costs	-	|	(6,659)	(6,659)	-			(6,659
Gain on debt discharge	-	|	166,459	166,459	(166,459)	(e	)	-
Fresh-start adjustments	-	|	(219,008)	(219,008)	219,008	(f	)	-
Interest expense	(2,680	) |	(1,940)	(4,620)	-			(4,620
Amortization of deferred financing costs	(112	) |	(50)	(162)	-			(162
Other income (loss), net	(10	) |	5	(5)	-			(5)
Income (loss) before income taxes	7,363	|	(60,314)	(52,951)	57,470			4,519
		|
Income tax expense	3,692	|	1,047	4,739	-			4,739
		|
Net income (loss)	$3,671	|	$(61,361)	$(57,690)	$57,470			$(220)
		|
Basic income (loss) per common share:		|
Net income (loss)	$0.36	|	$(1.66)	(g )	(g )			$(0.02)
Average common shares outstanding	10,203,623	|	36,908,505					10,203,623	(h	)
		|
Diluted income (loss) per common share:		|
Net income (loss)	$0.35	|	$(1.66)	(g )	(g )			$(0.02)
Average common shares outstanding	10,390,611	|	36,908,505					10,203,623	(h	)

a)	Reflects the increase to amortization of non-cash deferred revenues to reflect the amount of amortization that would have been incurred if the reorganization occurred as of January 1, 2004. The deferred revenues were recorded as part of the Company’s fresh-start accounting adjustments to reflect the fair value of certain sales contracts.
b)	Reflects the increase to operating expenses and reduction in amortization of marine inspection costs due to the change in accounting methods for marine inspection costs on the Exit Date.
c)	Reflects the increase to general and administrative costs to recognize the equity-based compensation expense due to the adoption of SFAS 123R on the Exit Date. In accordance with SOP 90-7, we were required to adopt SFAS No. 123R on March 15, 2005 since the pronouncement was scheduled to be effective within the twelve months following the Exit Date.
d)	Reflects a decrease in depreciation expense related to the pro forma application of negative goodwill to our long-lived assets and the estimation of new remaining useful lives on the Exit Date.
e)	Eliminates the gain on debt discharge recognized on the Exit Date.
f)	Eliminates the fresh-start adjustment expense recognized on the Exit Date.
g)	Earnings per share is not relevant for these columns since the results relate to both the predecessor and successor financial statements, before and after our emergence from bankruptcy.
h)	Calculated using the post-reorganization weighted average shares outstanding. The effect of stock options and warrants have been excluded from the computation of diluted earnings per share because inclusion of these shares would have been antidilutive for the combined pro-forma results for the six months ended June 30, 2005.